Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact: Jeffrey J. Carfora, EVP, CFO
                                             973-669-7366, ext. 202


                    PENNFED FINANCIAL SERVICES, INC. REPORTS

                     CONTINUED DOUBLE-DIGIT EARNINGS GROWTH

     WEST ORANGE, NJ, July 26, 2000 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $1.7 billion holding company for the New Jersey-based Penn Federal Savings Bank, today reported an 18% increase in earnings per share for the fourth quarter of Fiscal Year 2000. Quarterly net income of $3.2 million resulted in diluted earnings per share (EPS) of $0.39 per share versus $0.33 per share for the three months ended June 30, 1999.

     For the fiscal year ended June 30, 2000, net income of $12.9 million produced diluted earnings of $1.50 per share versus $1.29 per share for the year ended June 30, 1999, reflecting an increase of 16%. Return on average common equity of 11.61% for the year ended June 30, 2000 compared to 11.03% for the prior year.

     Diluted cash EPS for the year ended June 30, 2000 was $1.90 per share. Cash return on average common equity was 14.68% for the year ended June 30, 2000.

     Total assets of $1.7 billion represents an increase of 11% from June 30, 1999. The Company continued to focus on growth in checking, with those balances increasing $17 million, or 18%, for Fiscal 2000. Other deposits were relatively unchanged.

     "Commercial and consumer loan originations totaled $96 million - a 27% increase from the prior year," said Joseph L. LaMonica, President and Chief Executive Officer. "This origination level resulted in 25% growth in the consumer and commercial loan portfolio balances from the prior year."

     PennFed's one- to four-family mortgage loan production of $278 million for the year was down slightly from Fiscal 1999, a year that included a period of high refinancing

                                    - more -

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PennFed 4Q-2000
Page 2 of 3

activity. For the year ended June 30, 2000, the Company had approximately 70% of one- to four-family mortgage loan production in adjustable rate product in contrast to 16% for the prior fiscal year.

     Superior asset quality continued with the Company's non-performing assets declining to 0.18% of total assets at June 30, 2000 - from 0.30% at June 30, 1999.

     Net interest margin for Fiscal 2000 of 2.38% compared favorably to 2.24% for the June 1999 fiscal year. Net interest margin of 2.26% for the fourth quarter of Fiscal 2000 reflects a decline from 2.37% in the March 2000 quarter. This margin compression was due not only to the rising interest rate environment, the flattened yield curve and strong competition in the New Jersey marketplace, but was also a result of a high concentration of loan production in adjustable rate products.

     Non-interest expense and efficiency ratios remained favorable at 1.20% and 43.40%, respectively, for the year ended June 30, 2000.

     PennFed opened a new branch in Roseland on July 22, 2000. The Company continues to evaluate other sites for new branch locations that will enhance its franchise value.

     PennFed stockholders of record as of August 11, 2000 will be paid a cash dividend of $0.04 per share on August 25, 2000. PennFed's Annual Meeting of Stockholders will be held at 10 a.m. on Wednesday, October 25, 2000 at the Radisson Hotel in Fairfield, New Jersey. Stockholders of record on September 8, 2000 are entitled to vote at the meeting.

     During Fiscal 2000, the Company repurchased 492,000 shares under Stock Repurchase Programs, including 112,000 shares repurchased in the fourth quarter of the fiscal year. Under the repurchase program, previously announced on April 26, 2000, the Company is authorized to repurchase an additional 357,500 shares over the next 15 months, subject to market conditions.

     Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper

                                     -more-

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PennFed 4Q-2000
Page 3 of 3

Montclair, Verona, and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

     This release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's future to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company.

                                       ###

                       NOTE: SEE FINANCIAL TABLES ATTACHED

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                              June 30,             June 30,
                                                                2000                 1999
                                                            -------------        --------------

Selected Financial Condition Data:
     Cash and Federal funds sold                                 $13,866                $9,900
     Investments, net and FHLB stock                             325,321               309,905
     Mortgage-backed securities, net                              87,561               127,983
     Loans held for sale                                               0                 5,180
     Loans receivable:
          One- to four-family mortgage loans                   1,070,048               910,064
          Commercial and multi-family real estate loans           86,257                74,613
          Consumer loans                                          97,587(a)             72,572(a)
          Allowance for loan losses                               (3,983)               (3,209)
          Other, net                                               9,339                 7,391
                                                            -------------        --------------
     Loans receivable, net                                     1,259,248             1,061,431

     Goodwill and other intangible assets                          8,996                11,118
     Other assets                                                 34,227                33,246
                                                            -------------        --------------
     Total assets                                             $1,729,219            $1,558,763
                                                            =============        ==============

     Deposits                                                 $1,080,350            $1,063,600
     FHLB advances                                               364,465               244,465
     Other borrowings                                            112,175                88,738
     Other liabilities                                            25,443                21,717
     Preferred securities of Trust, net                           32,805                32,743
     Stockholders' equity                                        113,981(b)            107,500
                                                            -------------        --------------
     Total liabilities and stockholders' equity               $1,729,219            $1,558,763
                                                            =============        ==============

     Book value per share  (c)                                    $14.37                $13.03
     Tangible book value per share  (c)                           $13.24                $11.68

     Equity to assets                                               6.59%                 6.90%
     Tangible equity to tangible assets                             6.10%                 6.23%

Asset Quality Data:
     Non-performing loans                                         $2,715                $3,670
     Real estate owned, net                                          334                   936
                                                            -------------        --------------
     Total non-performing assets                                  $3,049                $4,606
                                                            =============        ==============

     Non-performing loans to total loans                            0.21%                 0.34%
     Non-performing assets to total assets                          0.18%                 0.30%
     Allowance for loan losses to non-performing loans            146.70%                87.44%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                   7.76%                 7.88%
     Core capital ratio (requirement - 4.00%)                       7.76%                 7.88%
     Risk-based capital ratio (requirement - 8.00%)                15.50%                16.29%

(a) Consumer loans primarily include second mortgages and home equity lines of credit.
(b)  Common shares outstanding as of June 30, 2000 totaled 8,396,019 shares.
(c) In accordance with SOP 93-6, the calculation of book value per share only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year. Based upon the inclusion of all shares issued to the ESOP, at June 30, 2000 book value per share and tangible book value per share would be $13.58 and $12.50, respectively.

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                For the three months
                                                       ended                    For the year ended
                                                      June 30,                       June 30,
                                               ------------------------       ------------------------
                                                 2000           1999            2000           1999
                                               ---------      ---------       ---------      ---------
Selected Operating Data:
     Interest and dividend income               $29,281        $25,695        $111,763       $105,557
     Interest expense                            19,993         17,080          74,333         71,918
                                               ---------      ---------       ---------      ---------
          Net interest and dividend income        9,288          8,615          37,430         33,639
     Provision for loan losses                      230            210             860            780
                                               ---------      ---------       ---------      ---------
     Net interest and dividend income
          after provision for loan losses         9,058          8,405          36,570         32,859
     Non-interest income:
          Service charges                           531            554           2,172          2,113
          Net gain (loss) from real estate
            operations                               31            (21)            114             31
          Net gain (loss) on sales of loans           0          (103)              36            860
          Other                                     129            194             625            542
                                               ---------      ---------       ---------      ---------
          Total non-interest income                 691            624           2,947          3,546
     Non-interest expenses:
          Compensation & employee benefits        2,469          2,252           9,843          8,961
          Net occupancy expense                     376            343           1,663          1,333
          Equipment                                 428            398           1,763          1,642
          Advertising                               118            117             393            359
          Amortization of intangibles               515            584           2,121          2,363
          Federal deposit insurance premium          55            150             429            627
          Other                                     811            794           3,384          3,359
                                               ---------      ---------       ---------      ---------
          Total non-interest expenses             4,772          4,638          19,596         18,644
                                               ---------      ---------       ---------      ---------
     Income before income taxes                   4,977          4,391          19,921         17,761
     Income tax expense                           1,736          1,511           7,051          6,304
                                               ---------      ---------       ---------      ---------
     Net  income                                 $3,241         $2,880         $12,870        $11,457
                                               =========      =========       =========      =========

     Earnings per common share (d):
          Basic                                   $0.41          $0.35           $1.58          $1.36
          Diluted                                 $0.39          $0.33           $1.50          $1.29

     Cash earnings per common share (d)(e):
          Basic                                   $0.50          $0.46           $2.00          $1.83
          Diluted                                 $0.48          $0.43           $1.90          $1.74

     Return on average common equity              11.47%         10.89%          11.61%         11.03%
     Cash return on average common equity         14.26%         14.37%          14.68%         14.85%

     Return on average assets                      0.76%          0.75%           0.79%          0.74%

     Yield on average interest-earning assets      7.12%          6.96%           7.07%          7.03%
     Cost of average interest-bearing
       liabilities                                 5.11%          4.88%           4.95%          5.02%
                                               ---------      ---------       ---------      ---------
     Net interest rate spread                      2.01%          2.08%           2.12%          2.01%
                                               =========      =========       =========      =========

     Net interest margin                           2.26%          2.33%           2.37%          2.24%

     Non-interest exp. as a % of avg. assets       1.12%          1.21%           1.20%          1.20%

     Efficiency ratio                             42.79%(f)      43.78%(f)       43.40%(f)      43.82%(f)

(d) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.
(e) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.
(f) The efficiency ratio includes the benefit from the net gains on sales of loans. Excluding the net gains on sales of loans, the efficiency ratio would have been 42.79%, 43.30%, 43.44% and 44.86%, respectively.